Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lyra Therapeutics, Inc.

Watertown, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2020, except for Note 13 b and c, which are as of April 27, 2020, relating to the consolidated financial statements of Lyra Therapeutics, Inc. and subsidiary, which is contained in Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-236962).

/s/ BDO USA, LLP

Boston, Massachusetts

April 30, 2020